Exhibit 7

                                              JOINT FILING AGREEMENT

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D with respect to the Common Stock, par value $.0001 per share, of Electric City Corp., is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate.

Dated: July 8, 2003

                                                   Cinergy Ventures II, LLC


                                                By: /s/Marc E. Manly
                                                    Marc E. Manly
                                                    Executive Vice President and
                                                    Chief Legal Officer


                                                   Cinergy Technologies, Inc.


                                                 By:/s/Marc E. Manly
                                                    Marc E. Manly
                                                    Executive Vice President and
                                                    Chief Legal Officer


                                                    Cinergy Corp.


                                                  By:  /s/Marc E. Manly
                                                    Marc E. Manly
                                                    Executive Vice President and
                                                    Chief Legal Officer